                            STOCK PURCHASE AGREEMENT
                                  COMMON STOCK

         This Stock Purchase Agreement ("Agreement") effective as of the 1st day of January, 1998, by and between Sport-Haley, Inc., a Colorado Corporation ("Purchaser"), Marvin Urquhart ("Urquhart") , Larry M. Jones and Roberta C. Jones (collectively "Jones") and B&L Sportswear, Inc., a North Carolina Corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Urquhart owns 49 shares and Jones owns 49 shares (the "Shares") of the issued and outstanding common stock of B&L Sportswear, Inc., a North Carolina Corporation, being all the issued and outstanding common stock as of the date of this Agreement; and

         WHEREAS, the Company owes the sum of $56,500.00 plus interest, costs, and penalties to the Seller (the "Urquhart's Loan").

         WHEREAS, Urquhart desires to sell his Shares and the Urquhart Loan to the Purchaser and Jones desires to sell two (2) of their shares, and the Purchaser desires to purchase them from Urquhart and Jones upon the terms and conditions hereinafter set forth; and

         WHEREAS, Purchaser has required that the Company, Jones, and Urquhart make certain representations to Purchaser as to the status of the Company and its conduct of its business; and

         WHEREAS, Jones, Company, and Urquhart have certain rights to purchase the shares and desire to waive such rights.

         NOW, THEREFORE, in consideration of the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                       I
                 SALE AND PURCHASE OF SHARES AND SELLER'S LOAN

         1.1. Sale and Transfer or Shares. At the Closing, as hereinafter defined, Jones and Urquhart agree to sell and transfer the Shares and the Urquhart Loan to Purchaser and Purchaser agrees to purchase the Shares and the Urquhart Loan from Urquhart.

         1.2 Purchase Price and Payment. In consideration for the sale and transfer of the Shares and the Urquhart Loan, Purchaser shall pay to Urquhart the sum of Two Hundred Fifteen Thousand Dollars ($215,000.00) and Jones, the sum of Six Thousand Four Hundred Eighty Nine and 89/100 ($6,489.89) U.S. cash in the following manner:

             1.2.1 Cash at Closing. Two Hundred Fifteen Thousand Dollars ($215,000.00) to Urquhart and Six Thousand Four Hundred Eighty Nine and 89/100 ($6,489.89) to Jones, cash at Closing in the form of Purchaser's corporate check made payable to each of Urquhart and Jones or a wire transfer to their respective bank accounts.

                                       II
                                    CLOSING

         2.1 Date and Place. The transaction described herein shall be consummated at the offices of Purchaser, at 1:00 p.m., on or before the thirty-first (31st) day of March, 1998.

         2.2 Deliveries at Closing. At the Closing, Urquhart and Jones shall deliver to Purchaser the certificates representing the Shares properly endorsed for transfer on the books of the Company and the Promissory Note securing the Urquhart's Loan properly endorsed to Purchaser together with assignments of any documents securing same. Purchaser, in turn, shall deliver to Seller the consideration described in Section 1.2.1. Purchaser and Jones shall deliver to Purchaser the Mutual Release referred to in Article XII. The Company shall deliver the items referred to in Paragraphs 8.4, 8.5, 8.6, 8.7, 8.9, 8.10, 8.11, 8.12, 8.13 and 8.14.

                                      III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents, warrants, and covenants as follows:

         3.1 Organization and Good Standing. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of North Carolina, with full corporate power to own its properties and conduct its business as it is now being conducted. A copy of the Articles of Incorporation of the Company and all amendments thereto effected on or prior to the date hereof certified by the Secretary of State of North Carolina together with a copy of the Bylaws of the Company, certified by the Secretary of the Company, shall be delivered to the Purchaser on the Closing Date.

         3.2 Capitalization; Title to Shares. The Company's authorized capital stock consists of One Hundred Thousand (100,000) shares of common stock of which Ninety-eight (98) shares are issued and outstanding. No other equity securities of the Company are authorized, issued, or outstanding; and there are no outstanding options, agreements, contracts, or commitments relating to any shares of the Company other than this agreement.

         3.3 No Breach. Neither the execution nor the delivery of this Agreement nor the consummation of the transaction contemplated hereby nor compliance with nor fulfillment of the terms and provisions of this Agreement will: (a) conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under the Articles of Incorporation or By-Laws of the Company; (b) require any approval, consent, authorization, or other order or action of any court, governmental authority, regulatory body or any creditor of the Company; (c) conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, indenture, trust agreement, trust instrument, note, bond, mortgage, deed of trust, security agreement or other instrument to which the Company is a party or by which it is bound.

         3.4 Financial Statements. The Company has delivered to the Purchaser copies of the December 31, 1998 financial statements, all of which (including all notes, comments, and schedules contained therein or annexed thereto) the Company warrants to have been prepared in accordance with generally accepted accounting principles consistently applied throughout the last fiscal year and are true and correct and are an accurate summary of the financial condition of the Company.

         3.5 Absence of Changes or Specified Events. Since August 31, 1998, there has not been and will not be as of the Date of Closing.

             3.5.1 Capital Stock, Options. Dividends, Etc. Any change in the Company's authorized, issued, or outstanding capital stock; the granting of any stock option or right to purchase shares or the issuance of any security convertible into Shares: any purchase, redemption, retirement, or other acquisition on of any shares; any agreement to do any of the foregoing; or any declaration, setting aside, or payment to any dividend or the making of any other distribution or payment in respect of shares.

             3.5.2 Sale or Pledge of Assets; Incurring of Indebtedness. Any sale or lease of the properties or assets of the Company which is not in the ordinary course of business or any mortgage or pledge of any of the Company's properties or assets, any indebtedness incurred, assumed, or guaranteed by the Company.

         3.6 Accounts and Notes Receivables. The accounts receivable of the Company shown on the Balance Sheet have been collected or are collectible in the ordinary course of business in the book amounts thereof after subtracting any allowance for doubtful accounts included in the Balance Sheet or the proceeds of collateral held as security for such receivables and subject to the uncollectability of any account identified in writing by Seller communicated to Seller prior to the Closing.

         3.7 Inventory. The inventory of the Company as of the Closing consists of items of a quality and quantity usable in the normal course of the Company's business, no material amount of which is obsolete under normal business considerations, which have not been adequately reserved for.

         3.8 Building and Equipment. The furniture, fixtures and equipment owned or used by the Company are in normal operating condition, free from any known defects; other than such defects as would normally be corrected or repaired in the ordinary course of business.

         3.9 Minute Books. The Company's minute book contains complete and accurate records of all meetings and other corporate actions of its stockholders and board of directors (including committees of the board of directors).

         3.10 Books of Account; Returns and Reports. The Company's books or account reflect all of its items of income and expenses, assets, liabilities, and accruals. The Company has filed all reports and returns required by law or regulation to be filed; and it has duly paid or accrued on its books of account all taxes, duties, and charges due pursuant to such reports and returns.

         3.11 Title to Properties; Absence of Liens and Encumbrances, Etc. The Company has good and marketable title to all of its properties and assets, free and clear of all mortgages, liens, charges, and other encumbrances, except
(i) the liens of current taxes not yet due and payable; and (ii) such imperfections of title, if any, as are not in the aggregate substantial in character, amount, or extent as applied to any single property or assets and do not in the aggregate materially detract from the value or interfere with the present or contemplated future use of any property or asset subject thereto or affected hereby or otherwise materially impair business operations. The Company has not received notice or violation of any applicable zoning regulation, ordinance, or other law, order, regulation, or requirement relating to its operations or its owned or leased properties; and, so far as is known to the Seller, there is no such violation and all company buildings conform with all applicable ordinances, codes, and regulations.

         3.12 No Distributions. There shall be no distributions, payouts, or dividends distributed to any officer, stockholder or director other than the regular salaries of employees, officers and directors, which have historically been paid to same.

                                       IV
              REPRESENTATIONS AND WARRANTIES OF URQUHART AND JONES

         Urquhart and Jones hereby represent, warrant and covenant as follows:

         4.1 Shares, Free and Clear. The Shares are fully paid, non-assessable, and validly issued; Urquhart and Jones have full right, power, and authority to sell, transfer, and deliver the Shares. The delivery of the certificates representing the Shares duly endorsed for transfer or with properly executed stock powers attached, will transfer to the Purchaser valid and marketable title to the Shares free and clear of all claims, liens, charges, encumbrances, and equities whatsoever.

         4.2 Urquhart's Loan Enforceable. The Urquhart Loan is enforceable against the Company pursuant to the terms of the Promissory Note and any security documents securing same. This representation and warranty only applies to Urquhart.

         4.3 Urquhart & Jones Authority. The execution and delivery by Urquhart and Jones of this Agreement and the performance by Urquhart and Jones of the transactions contemplated hereby nor the execution nor the delivery of this agreement, nor the consummation of the transactions contemplated hereby, nor compliance with, nor fulfillment of the terms and provisions of this agreement, will require any approval, consent, authorization, or other order or action of any court, governmental authority, or regulatory body; (a) conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, indenture, trust agreement, trust instrument, note, bond, mortgage, agreement, or other instrument or obligation to which Urquhart and Jones are a party, by which they or their property or assets may be bound, or give any party with rights thereunder the right to terminate, modify, or otherwise change the rights or obligations of the Seller under such contract, indenture, trust agreement, trust instrument, note, bond, mortgage, agreement, or other instrument or obligation; or (b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Urquhart and Jones or their assets or property. This Agreement constitutes the valid and binding obligation of Urquhart and Jones enforceable against Urquhart and Jones in accordance with its terms, except as the enforcement of the same may be limited by applicable bankruptcy insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                                       V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents, warrants and covenants as follows:

         5.1 Purchaser's Authority. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated hereby nor the execution nor the delivery of this agreement, nor the consummation of the transactions contemplated hereby, nor compliance with, nor fulfillment of the terms and provisions of this agreement, will require any approval, consent, authorization, or other order or action of any court, governmental authority, or regulatory body; (a) conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, indenture, trust agreement, trust instrument, note, bond, mortgage, agreement, or other instrument or obligation to which the Purchaser is a party, by which it or its property or assets may be bound, or give any party with rights thereunder the right to terminate, modify, or otherwise change the rights or obligations of the Purchaser under such contract, indenture, trust agreement, trust instrument, note, bond, mortgage, agreement, or other instrument or obligation; or (b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Purchaser or his assets or property. This Agreement constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforcement of the same may be limited by applicable bankruptcy insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                                       VI
                             ACCESS TO INFORMATION

         6.1 Information. The Company, Jones and Urquhart agree that the Purchaser and its counsel, accountants, agents, and other representatives shall have full access for a period through March 31, 1998, to all of the Company's properties, books, contracts, commitments, and records and to such of its attorneys, accountants, agents, and other representatives as may be necessary or advisable for the Purchaser to investigate the operations, business, financial condition, and prospects of the Company; and the Seller shall furnish the Purchaser during such period with all such information concerning the Company and its affairs as the Purchaser may reasonably request. Nothing contained in this section shall relieve the Company, Jones or Urquhart from any liability which may arise from any breach of warranty, covenant, representation, or agreement contained in this Agreement. The Purchaser agrees to maintain the confidentiality of such information.

                                      VII
                      CONDUCT OF BUSINESS PENDING CLOSING

         Pending the Closing, except as otherwise consented to by the Purchaser in writing, the Company covenants that:

         7.1 Business in Ordinary Course. The Company's business shall be conducted only in the ordinary course and its books, records, and accounts shall be maintained in accordance with past practices.

         7.2 Maintenance of Physical Assets. The Company will continue to maintain and service its physical assets in the same manner as has been its consistent past practice, including, without limitation, the maintenance of inventories and supplies in quantities consistent with good business practice.

         7.3 Customers. The Company will continue to service the accounts of its customers and/or clients in the same manner as has been its consistent practice.

         7.4 Common Stock, Options, Dividends, Etc. The Company shall not issue any shares of its common stock or securities convertible into common stock; purchase, redeem, retire, or otherwise acquire any shares, or agree so to do; sell or give any option or right to purchase, hypothecate, pledge, or otherwise encumber or dispose of any shares, or agree so to do; or declare; set aside; or pay any dividend on any shares except with the written approval of the Purchaser.

         7.5 Preservation of Goodwill, Etc. The Company shall use its best efforts to preserve the Company's business organization intact and to preserve the goodwill of its suppliers, customers, and others having business relations with it.

         7.6 Compliance with Laws, Etc. The Company shall comply with all laws applicable to it and to the conduct of its business and will conduct its business in such a manner that on the Closing Date the representations and warranties contained in this agreement shall be true as though such representations and warranties were made on and as of such date.

                                      VIII
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

         All obligations of the Purchaser under this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions:


         8.1 Representations True at Closing; Performance by Urquhart and Jones. The representations and warranties of Urquhart and Jones contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing hereunder and, except as affected by transactions permitted by this Agreement, shall then be true and correct in all material respects; Urquhart and Jones shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and all required consents to the transactions contemplated herein shall have been obtained by Urquhart and Jones.

         8.2 Material Adverse Change. From the date hereof to the Closing, there shall not have been any material adverse change in the properties, business, financial condition, or prospects of the Company.

         8.3 Litigation Affecting Closing. On the Closing Date no suit, action, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain, prohibit,



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
or to obtain damages or other relief in connection with this agreement or the consummation of the transactions contemplated hereby.

         8.4 Amended and Restated Bylaws. B&L shall, on or before the closing date, furnish to Sport-Haley, Inc. a resolution adopting the Amended and Restated Bylaws, in form and content as is reasonably acceptable to Purchaser.

         8.5 Opinion of Purchaser's Counsel. An opinion of B&L's counsel addressed to Sport-Haley, Inc., in form and content as is satisfactory to Purchaser's counsel, which opinion shall certify that the corporation is in good standing in its state of incorporation, that the 50% of the issued and outstanding stock of the company is owned by Urquhart and that fifty percent (50%) of the issued and outstanding stock of the Company is owned by Jones, that such stock is free and clear of all liens and encumbrances, and that there are no agreements, covenants, stockholder purchase agreements, or any other agreements that would prevent the transfer of such stock to Sport-Haley in exchange for the consideration stated herein. Such opinion shall also certify that the Security Agreement, Promissory Note, and Financing Statements referred to in Paragraph 8.12 are valid and enforceable against B&L according to their terms.

         8.6 Employment Contract. Purchaser shall have received a Management Agreement whereunder Larry M. Jones will manage the day-to-day affairs of the Company, which agreement is acceptable to Purchaser in Purchaser's reasonable discretion.

         8.7 Cancellation of Jones Promissory Note. The Company and Jones shall have provided to Purchaser evidence satisfactory to Purchaser, in Purchaser's sole and absolute discretion that the Demand Promissory Note from the Company to Jones, dated August 1, 1995 in the original principal amount of $60,000.00 has been paid or canceled and is no longer an enforceable obligation against the Company.

         8.8 Lease of Company Property. Purchaser shall have approved, in Purchaser's sole and absolute discretion, a lease between Jones and the Company whereunder Jones has leased the real property and improvements which constitute the facilities which house the Company's operations (the "Facilities"). Jones shall furnish within five (5) days subsequent to execution of this Agreement, evidence of ownership of the Facilities by Jones.

         8.9 Lender Consent. Purchaser shall have been furnished by Jones, an agreement from any lender(s) who hold encumbrances on the Facilities, that notwithstanding the subordinate nature of said lease, as long as tenant is current and not in default under the lease, such lender(s) will not disturb the tenancy of the tenant.

         8.10 Resignation of Roberta C. Jones. Purchaser shall have received the resignation of Roberta C. Jones as Secretary-Treasurer and as a Director of the Company.

         8.11 Election of Robert G. Tomlinson, Steve Auger, and Grant Beeman. Robert G. Tomlinson shall have been elected to the Board of Directors of the Company. Grant Beeman shall have been elected as a Vice President of the Company, and Steve Auger shall have been elected as Director and Secretary-Treasurer of the Company. The Company shall furnish to Purchaser appropriate Minutes or Resolutions of the Company reflecting such fact.

         8.12 Updated Inventory. Purchaser shall have received a current inventory (as of 1/31/98) of all fixed assets.

         8.13 Security Interest in Fixed Assets, Inventory, Etc. Purchaser shall have received an executed Security Agreement and UCC Financing Statement between B&L, as Debtor, and Purchaser as Secured Party, creating a security interest in all fixed assets and inventory now owned or hereafter acquired (the Personal Property), together with a Promissory Note in the amount of the principal balances of all loans to be paid or acquired by Purchaser pursuant to Paragraph 10.4.

                                       IX
          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF URQUHART AND JONES

         All obligations of Urquhart and Jones under this agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions:

         9.1 Purchaser's Representations True at Closing; Performance by Purchaser. The Purchaser's representations and warranties contained in this agreement shall be deemed to have been made again at and as of the time of the Closing hereunder and shall then be true and correct in all material respects; the Purchaser shall have performed and complied with all agreements and conditions required by this agreement to be performed or complied with by it prior to or at the Closing.

         9.2 Litigation, Affecting Closing. On the Closing Date no suit, action, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain, prohibit, or to obtain damages or other relief in connection with this agreement or the consummation of the transactions contemplated hereby.

                                       X
                                INDEMNIFICATION

         10.1 Seller's Indemnification. Urquhart and Jones shall indemnify and hold Purchaser and the Company harmless against any loss, cost or damage, including reasonable attorneys fees which Purchaser should suffer should any representation and warranty of Seller herein prove to be incorrect.

         10.2 Purchaser's Indemnification. Purchaser shall indemnify and hold Urquhart and Jones, and their heirs, successors and assigns, harmless against any loss, cost or damage, including reasonable attorneys' fees which they should suffer should any representation and warranty of Purchaser herein prove to be incorrect.

         10.3 Removal from Guaranty. Purchaser shall cause Urquhart to be removed from the personal guaranty under which Seller guaranteed the One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) loan from Branch Banking and Trust Company to the Company within a reasonable period of time following closing. Notwithstanding the Purchaser's obligation to remove Urquhart from such guaranty, Purchaser shall indemnify and hold Seller, his heirs, and assigns, harmless against any loss, cost, or damage, including reasonable attorneys' fees which Urquhart should suffer by reason of his being obligated to Branch Banking and Trust Company under the personal guaranty referred to in this Paragraph 10.2.1.

         10.4 Company Loan Payment. Within thirty (30) days subsequent to the Closing, Purchaser shall pay or acquire the bank loans in favor of BB&T Bank. Purchaser shall indemnify and hold Urquhart and Jones, their heirs, successors and assigns against any loss, cost or damage, including reasonable attorneys' fees, which Urquhart or Jones should suffer by reason of Purchaser's failure to pay said loans within the period of time set forth in this paragraph 10.4.

                                       XI
                          WAIVER OF BUY-SELL AGREEMENT

         Jones, Urquhart, and the Company, by execution of this Agreement do hereby waive any rights which they may have under the Buy-Sell Agreement between Jones, Urquhart, and the Company as contained in the Bylaws of the Company, or any other agreements verbal or written.

                                      XII
                                 MUTUAL RELEASE

         At the Closing, Urquhart, Jones and B&L shall enter into a Mutual Release Agreement in form and content as is attached hereto as Exhibit A.

                                      XIII
                                 MISCELLANEOUS

         13.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time upon the occurrence of any of the following:

                 (a)      Agreement.  By agreement of the parties hereto.

                 (b) Adverse Facts. By the Purchaser if any facts are discovered in the course of its investigation of the Company which materially contravene any representation, warranty, or covenant that Urquhart and Jones have made or would be required to make at Closing; or by Urquhart and Jones if any facts are discovered in the course of its investigation which materially contravene any representation, warranty, or covenant that Purchaser has made or would be required to make at Closing. Purchaser may terminate under this paragraph only during the period ending March 31, 1998 as referenced in paragraph 6.1.

                 (c) Failure of Conditions. By Purchaser if the conditions set forth in Article VII shall not have been met or waived by Purchaser at or before the Closing; by Urquhart and Jones if the conditions set forth in Article VIII shall have not been met or waived by Urquhart and Jones at or before the Closing.

         If this Agreement is terminated, the parties are released from any and all obligations or liability hereunder.

         13.2 Survival of Representations and Warranties. Urquhart, Jones, and the Company and Purchaser agree that this Agreement (together with its exhibits) constitutes the entire agreement between the parties and that the representations, warranties, and covenants of Urquhart, Jones, the Company, and Purchaser provided for herein shall survive the Closing.

         13.3 Notices, Etc. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or two (2) days after such notice shall have been mailed, certified mail, postage prepaid, return receipt requested to:


         Purchaser:               Sport-Haley, Inc.
                                  4600 East 48th Avenue
                                  Denver, Colorado 80216
                                  office:  (303) 320-8800
                                  fax:     (303) 320-8806

         With a copy to:          Karsh & Fulton, Professional Corporation
                                  Attention:  Larry C. Fulton
                                  950 South Cherry Street, Suite 710
                                  Denver, Colorado 80222
                                  office:  (303) 759-9669
                                  fax:     (303) 782-0902

         Urquhart:                Marvin Urquhart
                                  3141 Magnolia Avenue
                                  Panama City, Florida  32401
                                  office (904) 769-3226
                                  fax:   (904) 763-6787

         To the Company           Larry M. Jones
         and Jones:               B&L Sportswear, Inc.
                                  533 U.S. 301 South
                                  Four Oaks, North Carolina  27524
                                  office (919) 963-4026
                                  fax:   (919) 963-409

         With a copy to:          Randall B. Pridgen, Esq.
                                  Dill, Fountain, Hoyle, Pridgen,
                                  Straud & Naylor
                                  One Federal Square
                                  300 North Grace Street
                                  P.O. Drawer 1617
                                  Rocky Mount, North Carolina  27802-1617
                                  office:  (919) 446-0041
                                  fax:     (919) 446-5906

or to such other addresses as shall be subsequently designated by notice to all parties.

         13.4 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.5 Public Announcement. The parties agree that all press releases or other public announcements relating to the transactions contemplated herein shall require the prior approval of all parties hereto.

         13.6 Expenses. Each party hereto shall pay its own expenses incident to this agreement and the preparation to consummate the transactions provided for herein.

         13.7 Parties in Interest. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, provided that any assignment of this agreement prior to Closing without the written consent of the other party shall be void.

         13.8 North Carolina Law to Govern. This agreement shall be construed and enforced in accordance with the laws of the State of North Carolina.

         13.9 Partial Invalidity. If any term, provision, covenant, or condition of this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         13.10 No Commissions. All negotiations relative to this Agreement have been carried on directly by the Purchaser, the Company, Jones and Seller. All parties hereto warrant and represent to the other that no salesman, broker, or finder is entitled to a fee or commission as a result of this transaction.

         13.11 Expenses. Each party to this Agreement shall bear its own expenses, including attorneys fees.

                                      XIV
                              FACSIMILE SIGNATURES

         14.1 Facsimile signatures shall be acceptable for all parties hereto.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                           PURCHASER:

                                           SPORT-HALEY, INC.,
                                           A COLORADO CORPORATION



                                  By:     /s/ Robert G. Tomlinson
                                           ------------------------------
                                           Robert G. Tomlinson, Chief
                                           Executive Officer



                                           /s/ Marvin Urquhart
                                           ------------------------------
                                           Marvin Urquhart, Individually


                                           /s/ Larry M. Jones
                                           ------------------------------
                                           Larry M. Jones, Individually

                                           /s/ Roberta C. Jones
                                           ------------------------------
                                           Roberta C. Jones, Individually

                                           COMPANY:

                                           B&L SPORTSWEAR, INC.,
                                           A NORTH CAROLINA CORPORATION

ATTEST:


/s/ Robert C. Jones                        By:   /s/ Larry M. Jones
---------------------------                      ----------------------------
Roberta C. Jones,                                Larry M. Jones, President
Secretary